4th Quarter 2025 Earnings Presentation EagleBankCorp.com February 3, 2026 Scan for digital version Date should be Earnings Release Date, not call date Do we change QR?

Forward Looking Statements 2 This presentation contains forward looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “strategy”, “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and other periodic and current reports filed with the SEC. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance. The Company does not undertake to publicly revise or update forward-looking statements in this presentation to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law. This presentation was delivered digitally. The Company makes no representation that subsequent to delivery of the presentation it was not altered. For more information about the Company, please refer to www.eaglebankcorp.com and go to the Investor Relations tab. Our outlook consists of forward-looking statements that are not historical factors or statements of current conditions but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside our control. We may be unable to achieve the results reflected in our outlook due to the risks described in our periodic and current reports filed with the SEC, including the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, as well as the following factors: the impact of the interest rate environment on business activity levels; declines in credit quality due to changes in the interest rate environment or changes in general economic, political, social and health conditions in the United States in general and in the local economies in which we conduct operations; our management of risks inherent in our real estate loan portfolio, including valuation risk, and the risk of a prolonged downturn in the real estate market; our management of liquidity risks; our funding profile, including the cost of our deposits and the impact of our funding costs on the competitiveness of our loan offerings; our ability to compete with other lenders, including non-bank lenders; the effects of monetary, fiscal and trade policies, including federal government spending and the impact of tariffs, the economic impact of an extended government shutdown; and the development of competitive new products and services. For further information on the Company please contact: Eric Newell P 240-497-1796 E enewell@eaglebankcorp.com

Attractive Washington DC Footprint 3 Get updated maps from Mercedes One-of-a-kind Market The Washington DC metro area represents a robust and diverse economy, supported by a dynamic mix of public and private sector activity. The region’s foundation includes globally recognized educational institutions, a thriving private sector with growing technology innovation, and a strong tourism base. Attractive Demographics Household income in our markets is well above the national average and that of all Mid-Atlantic states. Advantageous Competitive Landscape Eagle is one of the largest community banks headquartered in the Washington DC metro area and ranked 3rd by deposits in the DC MSA for banks with less than $100 billion in assets. 1 - Source: FDIC Deposit Market Share Reports - Summary of Deposits Deposits behind AUB, United Bankshares, and Towne

Eagle at a Glance 4 Total Assets $10.5 billion Total Loans $7.3 billion Total Deposits $9.1 billion Tangible Common Equity $1. 1 billion Shares Outstanding (at close December 31, 2025) 30,359,632 Market Capitalization (at close January 20, 2026) $683 million Tangible Book Value per Common Share $37.59 Institutional Ownership 73% Member of Russell 2000 Yes Member of S&P SmallCap 600 Yes Note: Financial data as of December 31, 2025 unless otherwise noted. 1 - Equity was $1.1 billion and book value was $37.59 per share. Please refer to the Non-GAAP reconciliation in the appendix. 2 - Based on January 20, 2026 closing price of $22.50 per share and December 31, 2025 shares outstanding. 1 1 2 From S&P: Institutional Ownership (Market Cap and Inst. Ownership ONLY – rest comes from the 10- Q)

Core Strengths Supporting Long-Term Performance

- **Best-in-Class Capital Levels**
  - CET1 Ratio = 13.17% Top third of all bank holding companies with $10 billion in assets or more.
  - TCE / TA[1] = 10.87%
  - ACL / Gross Loans = 2.19% and ACL / Performing Office Loans = 12.89%

- **Long-term Strategy to Improve Operating Pre-Provision, Net Revenue ("PPNR") Across All Interest Rate Environments**
  - Continue the diversification of deposits designed to improve funding profile.

- **Disciplined Cost Structure**
  - Our cost structure is designed to remain disciplined and efficient, allowing us to support core banking operations, enhance profitability, and continue investing in key control functions such as risk management and compliance.
  - Branch-light, efficient operator.
  - Noninterest Expense / Average Assets[2] = 1.60%
  - Efficiency Ratio[2] = 63.72%

- **Strong Liquidity and Funding Position**
  - Liquidity risk management is central to our strategy.
    - $4.7 billion in combined on-balance sheet liquidity[3] and available borrowing capacity as of quarter-end, significantly exceeding our $2.4 billion in uninsured deposits and providing a coverage ratio of 199%.
    - This strong liquidity profile positions Eagle to respond proactively to market shifts and support our strategy to grow C&I lending.
  - Uninsured deposits only represent 25% of total deposits, having a weighted average relationship with EagleBank of over 8 years.

- **Capitalizing on Our Desirable Geography**
  - The DMV has a robust and diverse economy including education, healthcare, technology, and defense sectors.
  - Access to a population with high household incomes, leading to more significant deposit base.

NOTE: Data at or for the quarter ended December 31, 2025
1 - Please refer to the Non-GAAP reconciliation in the appendix.
2 - Calculated based on full year 2025 results.
3 - Includes cash and cash equivalents.

EAGLE BANCORP, INC.
5

Strategic Initiatives to Enhance Profitability 6 Strengthen Deposits & Funding Profile Invest in Innovation Capitalize on our Market Positioning Relationships FIRST Optimize & Diversify Loans and Securities Operational Excellence Optimize & Diversify Loans and Securities - Expand and rebalance the loan and securities portfolio to drive sustainable growth by focusing on business relationships and C&I lending while increasing fee income. Strengthen Deposits & Funding Profile - Build a resilient core deposit funding base through targeted sales, marketing efforts, and strategic alignment. Invest in Innovation - Continue EagleBank’s transformation through current innovative initiatives and accelerate strategic investments in talent, technology, and partnerships that drive innovation, efficiency, and long-term growth. Capitalize on our Market Positioning - Leverage EagleBank’s brand, Relationships FIRST culture, and regional strength to increase satisfaction, retention, and value with focus on targeted C&I growth, enhancements to Business Banking, and proactive maintenance of CRE.

10.28% 8.01% 7.73% 7.18% 5.98% 5.21% 5.07% 4.93% 4.33% 4.28% 3.36% 2.58% 2.32% 2.32% 2.14% 2.09% Peer 1 Peer 2 EGBN Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 Peer 14 Peer 15 Excess CET1 + ACL / Total Loans Eagle – Capital Levels vs. Peers 7 Walk charts [date] .xls 1-Please refer to the Non-GAAP reconciliation and footnotes in the appendices. Peers are those used in the proxy for the May 2025 annual meeting. Proxy Peers are AMTB, AUB, BUSE, BY, CNOB, CVBF, DCOM, FFIC, INDB, OCFC, PFS, STEL, TMP, UBSI, WSFS and data is as of September 30, 2025. EGBN is as of December 31, 2025. Source: S&P Capital IQ Pro and company filings. Strong Capital • Capital ratios are high relative to peers • Excess CET1 (9%) plus reserves provides a superior level of coverage when measured against our peers Peer data updated based on 9/30 data – waiting on EGBN data11.08% 10.87% 10.82% 10.74% 10.69% 10.14% 9.77% 9.16% 8.99% 8.93% 8.88% 8.30% 8.22% 8.16% 8.12% 8.01% Peer 1 EGBN Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 Peer 14 Peer 15 Tangible Common Equity / Tangible Assets1 16.33% 14.43% 14.39% 13.40% 13.17% 12.84% 12.33% 12.30% 12.15% 11.53% 11.53% 10.56% 10.51% 10.26% 10.17% 9.92% Peer 1 Peer 2 Peer 3 Peer 4 EGBN Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 Peer 14 Peer 15 CET1 Ratio

Performance Measures 8 1-Please refer to the Non-GAAP reconciliation and footnotes in the appendices. Return on Average Assets are annualized. For the periods above, return on average common equity was 4.94% (2024Q4), 0.55% (2025Q1), (22.35)% (2025Q2), and (22.66)% (2025Q3); and common equity to assets was 11.02% (2024Q4), 11.00% (2025Q1), and 11.18% (2025Q2), and 10.39% (2025Q3). 5 quarter charts and peer CHARTS – [date] .xls Note: Peers were removed as we are publishing earlier and they haven’t reported yet. The PPNR chart is in the APPENDIX – Non GAAP recon 11.02% 11.00% 11.18% 10.39% 10.87% 2024Q4 2025Q1 2025Q2 2025Q3 2025Q4 Tangible Common Equity/Tangible Assets1 4.94% 0.55% -22.35% -22.66% 2.63% 2024Q4 2025Q1 2025Q2 2025Q3 2025Q4 Return on Average Tangible Common Equity1 0.48% 0.06% -2.33% -2.31% 0.25% 2024Q4 2025Q1 2025Q2 2025Q3 2025Q4 Return on Average Assets 59.50% 61.50% 58.60% 59.30% 63.72% 2024Q4 2025Q1 2025Q2 2025Q3 2025Q4 Efficiency Ratio

Net Interest Income 9 Walk charts [date] .xls Data for walk chart is built into its own wDesk sheet 5 quarter charts and peer CHARTS – [date] .xls NII and NIM Increase Net Interest Income • Net interest income increased $0.1 million quarter over quarter. • Interest income decreased $0.6 million due to a lower rate environment and declining average balances. • Interest expense decreased $0.7 million, driven by the runoff of higher-cost brokered CD’s along with the repayment of short-term borrowings. Margin • The net interest margin ("NIM") decreased to 2.38% for the fourth quarter 2025, compared to 2.43% for the prior quarter, driven by a mix shift between loans and cash, partially offset by improved time deposit cost from reduced brokered time deposit usage. • Management expects cash flows from the investment portfolio of $254 million to be redeployed into higher yielding assets in 2026. $70.8 $65.6 $67.8 $68.2 $68.3 2.29% 2.28% 2.37% 2.43% 2.38% 2.10% 2.30% 2.50% 2.70% 2.90% $- $20.0 $40.0 $60.0 $80.0 $100.0 2024Q4 2025Q1 2025Q2 2025Q3 2025Q4 (i n m ill io n s ) Net Interest Income & Margin Net Interest Income NIM

Net Income – Summary 10 Net Income Drivers Net interest income Net interest income increased by $0.1 million, primarily driven by lower funding costs on brokered time deposits which outpaced lower interest income on loans. Provision for Credit Losses (“PCL”) Provision for credit losses was $15.5 million for the fourth quarter of 2025, compared to $113.2 million for the prior quarter. The decrease was primarily driven by lower charge-offs. Net charge-offs totaled $12.3 million, down from $140.8 million in the third quarter. The provision related to the reserve for unfunded commitments increased by $203 thousand, compared to a reversal of $38 thousand in the prior quarter. Noninterest income Noninterest income increased $9.7 million driven by losses in the third quarter that did not reoccur in the fourth quarter and an increase in other income as a result of SBIC investments along with gains on sale of OREO. Noninterest expense Noninterest expense increased by $17.9 million due to $6.3 million in costs associated with the disposition of certain HFS loans and $8.4 million in valuation adjustment on the remaining HFS loan portfolio. Walk charts [date] .xls $(67,513) $(577) $721 $97,747 $(241) $7,706 $1,991 $(1,044) $(16,896) $(14,333) $7,561 (i n t h o u sa n d s) Drivers of Net Income Change

2025 & 2026 Outlook 11 1 – The forecast is a % PY YTD Average for the same measure 2 – The forecast is based off forecasted 2026 figures for the same measure 3 – The decline in deposits is reflective of further managing down of brokered deposit balances Other Notes: Excludes loans held for sale. 2026 Outlook represents forward-looking statements and are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Please see “Forward Looking Statements” on page 2. Key Drivers 4Q 2025 Actual Prior 2026 Outlook1 Current 2026 Outlook2 Balance Sheet Average deposits $8,670 million 1-4% decrease3 4-7% decrease3 Average loans 7,338 million 1-3% decrease 4-6% decrease Average earning assets 11,389 million 5-7% decrease 6-9% decrease Income Statement Net interest margin 2.38% 2.50% - 2.70% 2.60% - 2.80% Noninterest income 12.2 million 20-30% growth 15-25% growth Noninterest expense 59.8 million 0-2% growth 0-4% decrease Period effective tax rate (52%) 15-20% 12-16%

17% 17% 17% 17% 16% 14% 10% 10% 10% 11% 39% 38% 36% 39% 40% 30% 34% 38% 34% 33% $9,131 $9,277 $9,120 $9,464 $9,134 2024 Q4 2025 Q1 2025 Q2 2025 Q3 2025 Q4 ($ in m ill io n s) Period End Deposit Mix and Trend 12 Mix of Deposits Investments and Loans CHARTS [date] .xls Total Period End Deposits Flat YoY 5 quarter charts and peer CHARTS – [date] .xls CDs Savings & Money Market Interest Bearing Transaction Noninterest Bearing 3.28% 3.17% 3.05% 3.10% 2.96% 5.28% 5.75% 5.46% 8.85% 10.50% 4.20% 4.07% 3.86% 3.87% 3.68% 2024Q4 2025Q1 2025Q2 2025Q3 2025Q4 Cost Analysis Total Deposit Cost Borrowings Total IBL Cost

$4,708 $2,372 Available Liquidity Uninsured Deposits Robust Liquidity Coverage of Uninsured Deposits Funding & Liquidity 13 Funding & Liquidity Summary Deposits Average deposits decreased $62.9 million for the quarter, attributable to lower balances in time deposit accounts. The long-term strategy for deposits is to increase core deposits and reduce reliance on wholesale funding. Borrowings Other short-term borrowings were $0 at December 31, 2025, representing no change from the prior quarter-end. Ample Access to Liquidity Available liquidity from the FHLB, FRB Discount Window, cash and unencumbered securities is over $4.7 billion. Chart in A10- Unencumbe red Deposits & Borrowings CHART file– [date] .xls Our available liquidity of $4.7 billion covers uninsured deposits of $2.4 billion by more than 199%. $78 $696 $1,349 $1,374 $1,289 $4,786 Borrowings 09/30/2025 Cash FHLB FRB Discount Window Unencumbered securities Borrowings + Available Liquidity (i n m ill io n s) Significant Available Liquidity Do we want to touch on core replacing brokered deposits?

11% 11% 11% 8% 8% 40% 39% 38% 39% 38% 15% 15% 16% 17% 18% 18% 16% 18% 39% 23% 15% 15% 16% 14% 11% $7,934 $7,943 $7,722 $7,305 $7,280 2024Q4 2025Q1 2025Q2 2025Q3 2025Q4 (i n m ill io n s ) Period End Loan Mix and Trend 14 Mix of Deposits Investments and Loans CHARTS [date] .xls "Loan Trend" Tab Need Tables from Mike Brooks Yield and Cost CHARTS – [date] .xls Commercial Owner-Occupied CRE Construction – comm& residential. Home Equity Other Consumer Construction C&I (owner-occupied) Office Income producing CRE (excluding office if applicable) Note: Excludes loans held for sale. 6.63% 6.45% 6.31% 6.40% 6.39% 2.06% 2.14% 2.13% 2.07% 2.09% 5.45% 5.36% 5.29% 5.35% 5.21% 2024Q4 2025Q1 2025Q2 2025Q3 2025Q4 Yield Analysis Loan Yield Securities Yield Total EA Yield

Asset Quality Metrics 15 1-Excludes loans held for sale. 2-Non-performing assets (“NPAs”) include loans 90 days past due and still accruing. Charts for Allowance for Credit Losses and NPAs are as of period end. Net Charge Offs (“NCO”) are annualized for periods of less than a year. 5 quarter charts – [date] .xls Look at the earnings release Q- table 0.48% 0.57% 4.22% 7.36% 0.64% 2024Q4 2025Q1 2025Q2 2025Q3 2025Q4 NCO / Average Loans1 $12,132 $26,255 $138,159 $113,215 $15,468 2024Q4 2025Q1 2025Q2 2025Q3 2025Q4 (i n t h o u s a n d s ) Provision for Credit Losses 1.44% 1.63% 2.38% 2.14% 2.19% 2024Q4 2025Q1 2025Q2 2025Q3 2025Q4 Allowance for Credit Losses/ Loans HFI 1.90% 1.79% 2.16% 1.23% 1.04% 2024Q4 2025Q1 2025Q2 2025Q3 2025Q4 NPAs 1,2 / Assets

$426 $502 $702 $536 $514 $245 $273 $173 $424 $268 $671 $775 $875 $960 $783 2024Q4 2025Q1 2025Q2 2025Q3 2025Q4 (i n m ill io n s) Substandard Special mention % of loans 16 Loan Type and Classification 1-Includes land. Note: Excludes loans held for sale Mix of Deposits Investments and Loans CHARTS [date] .xls "Loan Trend Mix" Tab Tables from Mike Brooks Mix of Deposits Investments and Loans CHARTS [date] .xls "Inc Prod CRE by Type" Tab Tables from Mike Brooks Substandard and Special Mention CHARTS [date] .xls Complete Pending % performing – is this Special Mention 7000 Substandard 8000 Information comes from workiva (Wdesk) Quarter-over-Quarter Change Special Mention • C&I reduction of $22.7 million • CRE reduction of $132.1 million Substandard • C&I increase of $1 million • CRE reduction of $15.6 million • 78.7% of substandard loans were current at 12/31/25. Classified and Criticized Loans 88%74%74%69% 86% % performing 8.46% 9.76% 11.34% 13.14% 10.59%

240% 183% 118% 113% 107% 99% 92% 62% 55% 50% 41% 24% Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 EGBN Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Excess CET1+ACL/ Inc Producing Office Loans 4,850 5,772 2024Q4 2025Q1 2025Q2 2025Q3 2025Q4 17 Note: Proxy Peers are AMTB, AUB, BUSE, BY, CNOB, CVBF, DCOM, FFIC, INDB, OCFC, PFS, STEL, TMP, UBSI, WSFS and data is as of September 30, 2025. Peer data only shown if CRE Income Producing Office was disclosed. EGBN is as of December 31, 2025. Source: S&P Capital IQ Pro and company filings. 1 - Class Type is determined based on the latest appraisal designation. Higher Risk Rating (9000) Lower Risk Rating (1000) Office (Weighted Risk Rating) Non-Office (Weighted Risk Rating) Mix and Risk Rating Trend of Total Income Producing CRE Office loan risk ratings have improved, reflecting proactive portfolio management and targeted de- risking initiatives. Non-office ratings reflect impact of multi-family internal risk rating migration. Office Loan Portfolio Detail Inc Producing Office Holdings Declined $286.9 million Year-over-Year Note: Excludes loans held for sale. There was an acquisition announcement between OceanFirst and Flushing Fin. Corp. Do we still include in peer analysis?

18 1 – LTV is a factor considered in loan underwriting and periodic portfolio monitoring. LTVs are based on most recently appraised value, which do not necessarily reflect current market conditions. There can be no assurance the Company would be able to realize the appraised value in the event of foreclosure. LTV does not necessarily indicate current collateral levels. 2 - DSCR is calculated based on contractual principal and interest payments and only considers cash flow from primary sources of repayment. Note: Excludes loans held for sale. Commentary • Performing Office ACL coverage = 12.89% • No exposure to Class B central business district office Office Loan Portfolio: Income Producing Detail $2 $22 $13 $- $12 $54 $34 $74 $36 $17 $146 $271 2026 Q1 2026 Q2 2026 Q3 2026 Q4 2027 2028+ CRE Office - Maturity Schedule Appraisal after 12/31/2024 Appraisal before 12/31/2024

$976 $(188) $(82) $(129) $577 6/30/2023 Charge-Offs Transferred to Held for Sale Paydowns 12/31/2025 (in m ili on s) Income-Producing Office Portfolio Reduction Drivers 19 Inc Producing Office Credit Risk Identification and Reduction Note: Data as of December 31, 2025. • Cycle to date charge offs, transfers to held for sale, paydowns, and existing office reserves represent 47.8% of June 30, 2023 outstanding balance. • During 4Q, we continued to monitor and assess our income producing office portfolio, further reducing our exposure to $577 million, or 8% of total loans. • 81.3% of income producing office loans were rated pass at December 31, 2025 $73 in Reserves

Multifamily Loan Portfolio: Income Producing Detail

($ in millions)		*% of Inc Producing Multi-Family*
Total CRE Balance	$924.6	
# of Loans	41	
Avg Size	22.6	
Median Size	12.7	
Pass	$749	81%
Criticized	$176	19%
Non-Accrual %	1%	
Weighted LTV[1]	57	
Weighted DSCR[2]	0.9	
Weighted Risk Rating	5514	
Geography		
Maryland	$191.9	21%
Virginia	337.0	36%
Washington DC	347.6	38%
Other US	48.1	5%
Total	$924.6	100%



Inc Producing Multi-Family - Maturity Schedule
(in millions)
$184.0
$150.2
$3.8
$234.3
$242.1
$110.3
Q1 2026
Q2 2026
Q3 2026
Q4 2026
2027
2028+



Other US 5.20%
Maryland 20.76%
Washington DC 37.59%
Virginia 36.45%

1 – LTV is a factor considered in loan underwriting and periodic portfolio monitoring. LTVs are based on most recently appraised value, which do not necessarily reflect current market conditions. There can be no assurance the Company would be able to realize the appraised value in the event of foreclosure. LTV does not necessarily indicate current collateral levels.

2 - DSCR is calculated based on contractual principal and interest payments and only considers cash flow from primary sources of repayment.

EAGLE BANCORP, INC.
20

Appendix

Total CRE Office Loan Portfolio (Excludes OOCRE & OO Construction) 22 2 Office Loans with Substandard Risk Ratings are on Nonaccrual for a total balance of $20.7 million out of Total NPAs of $109.0 million. Note: Excludes loans held for sale. 1- Loan risk grade categories: 1000 – Prime, 2000 – Excellent (“Excel.”), 3000 – Good, 4000 – Acceptable (“Accept.”), 5000 – Acceptable with Risk (“AwR”), 6000 – Watch, 7000 – Other Assets Especially Mentioned (O.A.E.M.), 8000 – Substandard, 9000 – Doubtful, 9999 - Loss Top Right Complete Bottom Right/Left Complete – need to add commentary $976 $950 $955 $899 $889 $865 $864 $849 $821 $602 $577 48.9% 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% $0 $200 $400 $600 $800 $1,000 $1,200 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 (i n m ill io n s ) Trend in Balance and % of CET1 Capital Balance % of CET1 Capital

23 Nonaccrual Loans Credit Resolution Highlights • Non-accrual loans decreased by $11.8 million during the fourth quarter driven by paydowns on 4 credit facilities across the CRE and C&I portfolio. • There was no impact to HFS loans for the quarter ended December 31, 2025. $118,647 $(436) $26,120 $(31,161) $(6,273) $106,897 9/30/25 Non-Accrual Loans Return to Accruing Inflows Paydowns Charge-Offs 12/31/25 Non-Accrual Loans (i n t h o u sa n d s) Drivers of Non-Accrual Loans Change

24 Summary of Nonaccrual Loans above $5M Note: Data as of December 31, 2025 and excludes loans held for sale.

25 Summary of Classified and Criticized Loans above $10M 1 - Loan collateral is a project that is either recently completed and in lease up, not yet stabilized, under development, or in process of conversion 2 - LTV is a factor considered in loan underwriting and periodic portfolio monitoring. LTVs are based on most recently appraised value, which do not necessarily reflect current market conditions. There can be no assurance the Company would be able to realize the appraised value in the event of foreclosure. LTV does not necessarily indicate current collateral levels. 3 - Debt Service Coverage Ratio is calculated based on contractual principal and interest payments and only considers cash flow from primary sources of repayment. Note: Excludes loans held for sale. Completed pending valuation/appraisal checks on the special mention, substandard loans

26 Top 25 Loans 1 – Mixed collateral commercial real estate 2 – Construction in process 3 - LTV is a factor considered in loan underwriting and periodic portfolio monitoring. LTVs are based on most recently appraised value, which do not necessarily reflect current market conditions. There can be no assurance the Company would be able to realize the appraised value in the event of foreclosure. LTV does not necessarily indicate current collateral levels. Note: Data as of December 31, 2025 and excludes loans held for sale. All set here pending any disclosure changes

$1,536 $1,558 $1,589 $1,494 $1,444 $1,444 $1,519 $1,726 $2,083 23% 0% 5% 10% 15% 20% 25% 30% $0 $400 $800 $1,200 $1,600 $2,000 (i n m ill io n s ) Deposits C&I Deposits % of Total Deposits 27 Commercial & Industrial Summary 1 – End of period deposit balances All set here pending any disclosure changes Recent Growth Since the reinvigoration of the C&I effort in 4Q2024, the portfolio has seen robust activity and growth. As of 12/31/2025, the portfolio held a weighted average risk rating of 4035 compared to 4163 the previous quarter. Fourth Quarter Activity Total C&I loans (including owner-occupied) increased $303.0 million or 11%, and average C&I deposits increased $357.0 million, or 21% from the previous quarter. Growth carried into the fourth quarter is a result of momentum build and seasonal year- end closings. C&I deposits have increased to 23% as a percentage of total deposits from 16% at 12/31/2024.1 $2,778 $2,733 $2,602 $2,531 $2,556 $2,665 $2,643 $2,746 $3,049 42% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% $0 $400 $800 $1,200 $1,600 $2,000 $2,400 $2,800 $3,200 (i n m ill io n s ) Loans Commercial Owner Occupied RE % of Total Loans

27 Commercial & Industrial Summary 1 – End of period deposit balances All set here pending any disclosure changes Recent Growth Since the reinvigoration of the C&I effort in 4Q2024, the portfolio has seen robust activity and growth. As of 12/31/2025, the portfolio held a weighted average risk rating of 4035 compared to 4163 the previous quarter. Fourth Quarter Activity Total C&I loans (including owner-occupied) increased $303.0 million or 11%, and average C&I deposits increased $357.0 million, or 21% from the previous quarter. Growth carried into the fourth quarter is a result of momentum build and seasonal year- end closings. C&I deposits have increased to 23% as a percentage of total deposits from 16% at 12/31/2024. 1 32% 34% 34% 38% 42% 66% 65% 65% 61% 57% $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 $8,000 12/1/2024 3/1/2025 6/1/2025 9/1/2025 12/1/2025 (i n m ill io n s ) Loan Composition C&I CRE $1,444 $1,444 $1,519 $1,726 $2,083 $1,387 $1,408 $1,326 $1,287 $1,236 0% 5% 10% 15% 20% 25% 30% 35% $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 12/1/2024 3/1/2025 6/1/2025 9/1/2025 12/1/2025 (i n m ill io n s ) Deposit Composition C&I CRE C&I as a % of Total Deposits CRE as a % of Total Deposits

Investment Portfolio 28 Investment Portfolio Strategy • Portfolio positioned to manage liquidity and pledging needs. • Cash flow projected principal only (rates unchanged): o 2026 - $253 million • Total securities down $124 million from 9/30/2025 from principal paydowns, maturities received and called securities. • Unencumbered securities of $1.29 billion available for pledging. • Cash flow from securities portfolio used to pay down brokered funding. Note: Chart is as of period end on an amortized cost basis. AFS / HTM as of December 31, 2025 Mix of Deposits Investments and Loans CHARTS [date] .xls Need Tables from Mike Brooks FHN - Yield and Reprice and Cash Flow [date] .xls (need FHN from Scott) Cash flow from principal – page 11 FHN (rates unchanged)US Treasury 0% Agency Debenture 26% Agency MBS 45% Agency CMBS 11% Municipal 9% Corporate 9%

$35.74 $38.97 $35.86 $39.08 $40.59 $40.99 $39.03 $37.00 $37.59 2020Y 2021Y 2022Y 2023Y 2024Y 2025 Q1 2025 Q2 2025 Q3 2025 Q4 TBVPS Tangible Book Value Per Share 29 Per share data is as of period end. Please refer to Non-GAAP reconciliation and footnotes in the appendices EPS and TBVPS - AOCI impact CAGR CHART [date] .xls $37.00 $0.25 $- $0.64 $37.59 $(0.01) $(0.29) 9/30/25 TBVPS Net Income Dividend Intangibles Stock Based Comp/ESPP AOCI 12/31/2025 TBVPS

Loan Portfolio - Details 30 Note: Loan metrics not inclusive of deferrals, fees and other adjustments. Data as of December 31, 2025. From Mike Brooks NOTE change the % from % of type to “TOTAL LOANS” Missing $5MM from somewhere - not inc prod office, or oo office

Loan Portfolio – Income Producing CRE 31 Note: Loan metrics not inclusive of deferrals, fees and other adjustments. Data as of December 31, 2025. From Mike Brooks

Loan Portfolio – CRE Construction 32 Note: Loan metrics not inclusive of deferrals, fees and other adjustments. Data as of December 31, 2025. From Mike Brooks NOTE change the % from % of type to “TOTAL LOANS” Q3 Dataset is not showing renovation & ground-up. Who do we need to go to for this?

33 Non-GAAP Reconciliation (Unaudited) APPENDIX - Non-GAAP Recon TABLE and PPNR CHART [date] .xls

34 Non-GAAP Reconciliation (Unaudited) APPENDIX - Non-GAAP Recon TABLE and PPNR CHART [date] .xls

35 Non-GAAP Reconciliation (unaudited) Tangible common equity to tangible assets (the "tangible common equity ratio"), tangible book value per common share, tangible book value per common share excluding accumulated other comprehensive income (“AOCI”), and the return on average tangible common equity are non-GAAP financial measures derived from GAAP based amounts. The Company calculates the tangible common equity ratio by excluding the balance of intangible assets from common shareholders' equity and dividing by tangible assets. The Company calculates tangible book value per common share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which the Company calculates by dividing common shareholders' equity by common shares outstanding; to calculate the tangible book value per common share excluding the AOCI, tangible common equity is reduced by the loss on the AOCI before dividing by common shares outstanding. The Company calculates the annualized return on average tangible common equity ratio by dividing net income available to common shareholders by average tangible common equity which is calculated by excluding the average balance of intangible assets from the average common shareholders’ equity. The Company considers this information important to shareholders as tangible equity is a measure that is consistent with the calculation of capital for bank regulatory purposes, which excludes intangible assets from the calculation of risk-based ratios and as such is useful for investors, regulators, management and others to evaluate capital adequacy and to compare against other financial institutions. The above table provides reconciliation of these financial measures defined by GAAP with non-GAAP financial measures. Efficiency ratio is a non-GAAP measure calculated by dividing GAAP non-interest expense by the sum of GAAP net interest income and GAAP non-interest (loss) income. Management believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling operational activities. The table above shows the calculation of the efficiency ratio from these GAAP measures. Adjusted PPNR excludes the impact of loan sales in its calculation to provide a clearer view of core operating performance. Management believes this adjusted measure better reflects underlying revenue trends and expense discipline by removing the volatility associated with nonrecurring or opportunistic balance sheet actions. Forward-Looking Non-GAAP Financial Measures: From time to time we may discuss forward-looking non-GAAP financial measures, such as forward-looking estimates for expenses excluding FDIC deposit insurance assessments. We are unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because we are unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts. Such unavailable information could be significant to future results.